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                                                                  Exhibit 10.118

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP


                                December 23, 1997


IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE PARTNERSHIP INTERESTS BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NO PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

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ARTICLE 1 - DEFINED TERMS

ARTICLE 2 - ORGANIZATIONAL MATTERS
    Section 2.1   Formation...................................................14
    Section 2.2   Name........................................................14
    Section 2.3   Registered Office and Agent; Principal Office...............14
    Section 2.4   Power of Attorney...........................................15
    Section 2.5   Term........................................................16

ARTICLE 3 - PURPOSE
    Section 3.1   Purpose and Business........................................16
    Section 3.2   Powers......................................................17

ARTICLE 4 - CAPITAL CONTRIBUTIONS
    Section 4.1   Capital Contributions of the Partners.......................17
    Section 4.2   Issuances of Additional Partnership Interests...............18
    Section 4.3   Contribution of Proceeds of Issuance of REIT Shares.........20
    Section 4.4   Conversion or Redemption of Preferred Shares................20
    Section 4.5   No Preemptive Rights........................................21
    Section 4.6   Other Contribution Provisions...............................21
    Section 4.7   No Interest on Capital......................................21

ARTICLE 5 - DISTRIBUTIONS
    Section 5.1   Requirement and Characterization of Distributions...........21
    Section 5.2   Amounts Withheld............................................22
    Section 5.3   Distributions upon Liquidation..............................22
    Section 5.4   Revisions to Reflect Issuance of Additional Partnership
                  Interests...................................................22

ARTICLE 6 - ALLOCATIONS
    Section 6.1   Allocations for Capital Account Purposes....................23
    Section 6.2   Revisions to Allocations to Reflect Issuance of Additional
                  Partnership Interests.......................................24

ARTICLE 7 - MANAGEMENT AND OPERATIONS OF BUSINESS
    Section 7.1   Management..................................................24
    Section 7.2   Certificate of Limited Partnership..........................29
    Section 7.3   Restrictions on General Partner Authority...................29
    Section 7.4   Reimbursement of the General Partner and the Company;
                  DRIP's and Repurchase Programs..............................30
    Section 7.5   Outside Activities of the General Partner...................31
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                                       ii


                                                                            Page
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    Section 7.6   Contracts with Affiliates...................................31
    Section 7.7   Indemnification.............................................32
    Section 7.8   Liability of the General Partner............................34
    Section 7.9   Other Matters Concerning the General Partner................35
    Section 7.10  Title to Partnership Assets.................................35
    Section 7.11  Reliance by Third Parties...................................36

ARTICLE 8 - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
    Section 8.1   Limitation of Liability.....................................36
    Section 8.2   Management of Business......................................37
    Section 8.3   Outside Activities of Limited Partners......................37
    Section 8.4   Return of Capital...........................................37
    Section 8.5   Rights of Limited Partners Relating to the Partnership......38
    Section 8.6   Redemption Right............................................39

ARTICLE 9 - BOOKS, RECORDS, ACCOUNTING AND REPORTS
    Section 9.1   Records and Accounting......................................40
    Section 9.2   Fiscal Year.................................................41
    Section 9.3   Reports.....................................................41

ARTICLE 10 - TAX MATTERS
    Section 10.1  Preparation of Tax Returns..................................41
    Section 10.2  Tax Elections...............................................41
    Section 10.3  Tax Matters Partner.........................................42
    Section 10.4  Organizational Expenses.....................................43
    Section 10.5  Withholding.................................................43

ARTICLE 11 - TRANSFERS AND WITHDRAWALS
    Section 11.1  Transfer....................................................44
    Section 11.2  Transfer of the Company's General Partner Interest
                  and Limited Partner Interest; Extraordinary Transactions....45
    Section 11.3  Limited Partners' Rights to Transfer........................47
    Section 11.4  Substituted Limited Partners................................48
    Section 11.5  Assignees...................................................49
    Section 11.6  General Provisions..........................................49

ARTICLE 12 - ADMISSION OF PARTNERS
    Section 12.1  Admission of Successor General Partner......................50
    Section 12.2  Admission of Additional Limited Partners....................50
    Section 12.3  Amendment of Agreement and Certificate of Limited
                  Partnership.................................................51
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                                      iii


                                                                            Page
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ARTICLE 13 - DISSOLUTION, LIQUIDATION TERMINATION
    Section 13.1  Dissolution.................................................51
    Section 13.2  Winding Up..................................................52
    Section 13.3  Compliance with Timing Requirements of Regulations..........54
    Section 13.4  Rights of Limited Partners..................................55
    Section 13.5  Notice of Dissolution.......................................55
    Section 13.6  Termination of Partnership and Cancellation of
                  Certificate of Limited Partnership..........................55
    Section 13.7  Reasonable Time for Winding-Up..............................55
    Section 13.8  Waiver of Partition.........................................56

ARTICLE 14 - AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
    Section 14.1  Amendments..................................................56
    Section 14.2  Meetings of the Partners....................................58

ARTICLE 15 - PROVISIONS
    Section 15.1  Addresses and Notice........................................59
    Section 15.2  Titles and Captions.........................................59
    Section 15.3  Pronouns and Plurals........................................59
    Section 15.4  Further Action..............................................59
    Section 15.5  Binding Effect..............................................59
    Section 15.6  Creditors; Other Third Parties..............................59
    Section 15.7  Waiver......................................................60
    Section 15.8  Counterparts................................................60
    Section 15.9  Applicable Law..............................................60
    Section 15.10 Invalidity of Provisions....................................60
    Section 15.11 Entire Agreement............................................60
    Section 15.12 No Rights as Shareholders...................................61
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                                       iv


EXHIBITS

Exhibit A - Partners Contributions and Partnership Interests
Exhibit B - Capital Account Maintenance
Exhibit C - Special Allocation Rules
Exhibit D - Notice of Redemption
Exhibit E - Recourse Debt Level Schedule
Exhibit F - Partnership Unit Designation for Class A Partnership Preferred Units

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

      THIS AGREEMENT OF LIMITED PARTNERSHIP OF CORNERSTONE PROPERTIES LIMITED PARTNERSHIP (this "Agreement"), dated as of December 23, 1997, is entered into by and among Cornerstone Properties Inc., a Nevada corporation (the "Company"), and the Persons (as defined below) whose names are set forth on Exhibit A (as it may be amended from time to time).

                                   WITNESSETH:

      WHEREAS, the Company and the Persons whose names are set forth on Exhibit A, desire to form a limited partnership under the laws of the State of Delaware; and

      WHEREAS, the Company and the Persons whose names are set forth on Exhibit A, will make certain capital contributions to this partnership;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto form Cornerstone Properties Limited Partnership, a Delaware limited partnership (the "Partnership"), and do hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

      "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.2 and 12.2 and who is shown as such on the books and records of the Partnership.

      "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition
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                                        2


of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

      "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

      "Adjustment Date" has the meaning set forth in Section 4.2.C.

      "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii) and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreed Value" means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time such property is distributed as determined under Section 752 of the Code and the Regulations thereunder. The aggregate Agreed Value of the Contributed Property contributed or deemed contributed by each Partner as of the date hereof is as set forth in Exhibit A.

      "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

      "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

      "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:
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                                        3


            (a) the Partnership's Net Income or Net Loss (as the case may be, with Net Loss shown as a negative number) for such period;

            (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

            (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

            (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from the sale, exchange, disposition, or refinancing of Partnership property during such period (excluding Terminating Capital Transactions); and

            (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period (including any cash items of income or gain specially allocated pursuant to Section 1.A. through Section 1.G. of Exhibit C);

      (ii) less the sum of:

            (a) all principal debt payments made by the Partnership during such period;

            (b) capital expenditures made by the Partnership during such period;

            (c) investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

            (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including any cash items of loss or deduction specially allocated pursuant to Section 1.A. through 1.G. of Exhibit C);

            (e) any amount included in determining Net Income or Net Loss for such period that was not received or disbursed by the Partnership during such period;

            (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion; and
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                                       4


            (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

      Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

      "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

      "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B.

      "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, or 4.3.

      "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property; and
(ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

      "Cash Amount" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

      "Certificate of Incorporation" means the Certificate of Incorporation or other organizational document governing the General Partner, as amended or restated from time to time.
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                                       5


      "Certificate of Limited Partnership" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

      "Class A Partnership Common Unit" means any Partnership Common Unit that is not specifically designated by the General Partner as being another specified class or series of Partnership Common Units.

      "Class A Partnership Preferred Units" means the class of Partnership Preferred Units representing Limited Partnership Interests with distribution rights, rights upon liquidation, winding up and dissolution and any such rights as described in the Partnership Unit Designation attached hereto as Exhibit F.

      "Class A Preferred Shares" means shares designated as 7% Cumulative Convertible Preferred Stock without par value of the Company issued pursuant to the Certificate of Designations filed in the office of the Secretary of the State of Nevada on August 3, 1995.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Common Shares" means shares of common stock, with no par value per share, of the Company.

      "Company" has the meaning set forth in the first Paragraph hereof.

      "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.

      "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

      "Control" means the ownership of more than fifty percent (50%) of the outstanding voting capital stock of the Company and the ability effectively to control the business decisions of the Company.

      "Conversion Factor" means 1.0 (one (1) REIT Share for one (1) Partnership
Unit), provided that in the event that the Company subsequent to the date hereof
(i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders
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                                       6


of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (provided, however, if a Notice of Redemption is given prior to such a record date and the Specified Redemption Date is after such a record date, then the adjustment to the Conversion Factor shall, with respect to such redeeming Partner, be retroactive to the date of such Notice of Redemption). It is intended that adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or antidilution as a result of transactions in which REIT Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units.

      "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to another Person in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

      "Deemed Value of Partnership Interest" means, as of any date with respect to any class or series of Partnership Interests, the total number of shares of beneficial interest (or other comparable equity interests) of the Company corresponding to such class or series of Partnership Interests issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date. For purposes of calculating Deemed Value of Partnership Interest with respect to any class or series of Partnership Preferred Units, "Value" shall mean the stated liquidation preference or value of the corresponding class or series of Preferred Shares, unless otherwise provided in the Partnership Unit Designation of such class or series of Partnership Preferred Units

      "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

      "Effective Date" means the date of this Agreement.

      "Extraordinary Transaction" shall mean, with respect to the Company, the occurrence of one of more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of transactions; (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision); (iv) any change of Control; or (v) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement).

      "General Partner" means the Company, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

      "General Partner Interest" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of Partnership Units.

      "Immediate Family" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, nephews, nieces, siblings and grandchildren (in each case whether by adoption or not) and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, parents, parents-in-law, children, nephews, nieces, siblings or grandchildren.

      "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, a bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within one hundred twenty (120) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within one hundred twenty (120) days after the expiration of any such stay.

      "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as the General Partner, or as a director, trustee or officer of the Partnership or the General Partner, or (B) such Person's liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or takes assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

      "IRS" means Internal Revenue Service.

      "Limited Partner" means any Person (including the Company) named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

      "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

      "Limited Partner Recourse Debt Percentage" means with respect to certain of the Limited Partners the percentage listed with respect to such Limited Partners on the recourse debt level schedule attached hereto as Exhibit E.

      "Liquidating Event" has the meaning set forth in Section 13.1.

      "Liquidator" has the meaning set forth in Section 13.2.

      "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 1.B of Exhibit B. Any items of income, gain, loss or deduction that are specially allocated pursuant to Sections 1.A. through 1.G. of Exhibit C shall not be taken into account in computing Net Income.

      "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 1.B. of Exhibit B. Any items of income, gain, loss or deduction that are specially allocated pursuant to Sections 1.A. through 1.G. of Exhibit C shall not be taken into account in computing Net Loss.

      "New Securities" has the meaning set forth in Section 4.2.B.

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit D.

      "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

      "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and/or restated, and any successor thereto.

      "Partnership Common Unit" means a Class A Partnership Common Unit or any other fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 or 4.2 which has the same attributes as a Class A Partnership Common Unit.

      "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

      "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulation
Section 1.704-2(d).

      "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some of all of its portion of such distribution.

      "Partnership Preferred Unit" means a Class A Partnership Preferred Unit and any other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1 or Section 4.2, other than Partnership Common Units.

      "Partnership Unit" or "Unit" means a Class A Partnership Common Unit, a Class A Partnership Preferred Unit or any other class or series of fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 or 4.2. The number of Partnership Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the

General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

      "Partnership Unit Designation" shall have the meaning set forth in Section 4.2.

      "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

      "Percentage Interest" means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series, determined by dividing the number of Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A, as such Exhibit may be amended from time to time.

      "Percentage Interest in Partnership" means, as to a Partner holding a class or series of Partnership Interests, its Percentage Interest in such class or series multiplied by the aggregate Percentage Interest in Partnership allocable to such class or series of Partnership Interests. At any time the Partnership shall have more than one series or class of Partnership Interests outstanding, the aggregate Percentage Interest in Partnership attributable to each class or series of Partnership Interests as set forth in Exhibit A shall be adjusted on the date of each acceptance of additional Capital Contributions in exchange for Partnership Units and shall be equal to a fraction, the numerator of which is equal to Deemed Value of the Partnership Interests of such class or series plus, the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such class on such date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes or series (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date")) plus (ii) the aggregate amount of cash, if any, plus Agreed Value of Contributed Properties, if any, contributed on such date.

      "Person" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or representative capacity.

      "Preferred Shares" means a share of capital stock of the Company now or hereafter authorized or reclassified that has rights different from the Common Shares.

      "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership (computed without regard to any adjustments required by Section 743 of the Code) which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

      "Recourse Debt Amount" has the meaning set forth in Section 6.1.B.(3).

      "Redeeming Partner" has the meaning set forth in Section 8.6.

      "Redemption Right" shall have the meaning set forth in Section 8.6.

      "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "REIT" means a real estate investment trust under Section 856 of the Code.

      "REIT Share" means a share of beneficial interest (or other comparable equity interest) of the Company. REIT Shares may be issued in one or more classes or series in accordance with the terms of the Certificate of Incorporation of the Company. If there is more than one class or series of REIT Shares, the term "REIT Shares" shall, as the context requires, be deemed to refer to the class or series of REIT Shares that correspond to the class or series of Partnership Interests for which reference to REIT Shares is made. When used with reference to Partnership Common Units, the term "REIT Shares" refers to Common Shares, when used with reference to Class A Partnership Preferred Units, the term "REIT Shares" refers to Class A Preferred Shares and when used with reference to any other class or series of Partnership Preferred Units, the term "REIT Shares" refers to the corresponding class or series of Preferred Shares.

      "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the date of receipt by the General Partner of a Notice of Redemption, provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, "Rights"), and the Rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the Rights that were issuable to a holder of REIT Shares on the applicable record date relating to the issuance of such Rights, with such modifications as are appropriate pursuant to the terms of the Rights.

      "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

      "Rights" shall have the meaning set forth in the definition of "REIT Shares Amount".

      "704(c) Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties contributed in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

      "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the Company of a Notice of Redemption; provided that if the Company combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

      "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

      "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

      "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date; over
(ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

      "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date; over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

      "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

      "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes Rights, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, provided that the Value of any rights issued pursuant to a "Shareholder Rights Plan" shall be deemed to have no value unless a "triggering event" shall have occurred (i.e., if the Rights issued pursuant thereto are no longer "attached" to the REIT Shares and are able to trade independently).

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

      Section 2.1 Formation

      The Partnership is hereby organized as a limited partnership pursuant to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      Section 2.2 Name

      The name of the Partnership is Cornerstone Properties Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      Section 2.3 Registered Office and Agent; Principal Office

      The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901. The principal office of the Partnership shall be Tower 56, 126 East 56th Street, New York, New York 10022, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4 Power of Attorney

      A. General. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

      (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

      (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify and vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

      B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      Section 2.5 Term

      The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2096, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

      Section 3.1 Purpose and Business

      The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the Company's current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner or its Affiliates. The General Partner shall also be empowered (but shall not be obligated) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be taxable as an "association" under Section 7704 of the Code, including but not limited to imposing restrictions on transfers and restrictions on redemptions.

      Section 3.2 Powers

      The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT; (ii) could subject the Company to any additional taxes under
Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

      Section 4.1 Capital Contributions of the Partners

      A. Initial Capital Contributions. At the time of the execution of this Agreement, the Partners shall make the Capital Contributions set forth in Exhibit A. Each Partner shall own the number and type of Partnership Units set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner's Percentage Interest.

      B. General Partnership Interest. A number of Partnership Common Units held by the Company equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest. All other Partnership Units held by the Company shall be deemed to be Limited Partnership Interests and shall be held by the Company in its capacity as a Limited Partner in the Partnership.

      C. Capital Contributions by Merger. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions.

      D. No Obligation to Make Additional Capital Contributions. Except as provided in Sections 4.2, 10.5 or elsewhere in this Agreement, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

      Section 4.2 Issuances of Additional Partnership Interests

      A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Class A Partnership Common Units, all as shall be determined by the General Partner in its sole and absolute discretion without the approval of any Limited Partner but subject to Delaware law and as shall be set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a "Partnership Unit Designation"), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Units; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the Company as General Partner or Limited Partner, unless either
(a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of REIT Shares or other equity interests by the Company, which REIT shares or other equity interests have designations, preferences and other rights such that the economic interests attributable to such REIT shares or other equity interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A, and (2) the Company shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance, (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class or series in proportion to their respective Percentage Interests in such class or series, (c) the additional Partnership Units are issued pursuant to Section 4.4, or (d) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt of the Partnership or the Company, Partnership Units or other securities issued by the Partnership. In addition, the Company may acquire Units from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4, Section 6.1 and Section 8.6, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith. From and after the Effective Date, subject to this Section 4.2.A, the Partnership shall have two classes of Partnership Units entitled Class A Partnership Preferred Units and Class A Partnership Common Units outstanding. Unless specifically set forth otherwise by the General Partner in a Partnership Unit Designation, any Partnership Interest issued after the Effective Date shall have the same rights, powers and duties as the Class A Partnership Common Units issued on the Effective Date.

      B. Restrictions on the Company. From and after the date hereof, the Company shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6 or in connection with the conversion or exchange of securities of the Company solely in conversion or exchange for other securities of the Company), or rights, options, warrants or convertible or exchangeable securities or Debt containing the right to subscribe for or purchase REIT Shares (collectively, "New Securities") other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities or Debt of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities; and (ii) the Company contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the Company and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee grants or purchases of REIT Shares or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise); and (y) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership.

      Section 4.3 Contribution of Proceeds of Issuance of REIT Shares

      In connection with any issuance of New Securities pursuant to Section 4.2, the Company shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance; provided that if the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

      Section 4.4 Conversion or Redemption of Preferred Shares

      A. Conversion of Preferred Shares. If, at any time, any of the Preferred Shares are converted into Common Shares, in whole or in part, then a number of Partnership Preferred Units held by the Company equal to (i) the number of Preferred Shares so converted divided by (ii) the Conversion Factor for Partnership Preferred Units then in effect shall automatically be converted into a number of Partnership Common Units equal to (i) the number of Common Shares issued upon such conversion, divided by (ii) the Conversion Factor for Partnership Common Units then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

      B. Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner for cash, the Partnership shall, immediately prior to such redemption of Preferred Shares, redeem a number of Partnership Preferred Units held by the General Partner equal to the number of the Preferred Shares subject to such redemption divided by the Conversion Factor for Partnership Preferred Units then in effect, upon the same terms as such Preferred Shares are redeemed and for the price per Partnership Preferred Unit equal to the price per Preferred Share so redeemed multiplied by the Conversion Factor for Partnership Preferred Units then in effect.

      Section 4.5 No Preemptive Rights

      Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

      Section 4.6 Other Contribution Provisions

      In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership has compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

      Section 4.7 No Interest on Capital

      No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

                                    ARTICLE 5
                                  DISTRIBUTIONS

      Section 5.1 Requirement and Characterization of Distributions

      The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following order:

      (1) first, at the time and in the manner set forth in the applicable Partnership Unit Designation, to each holder of Partnership Interests of a class or series that is entitled to a preference in distribution, in accordance with the rights of such class or series of Partnership Interests (and, within such class or series, pro rata in proportion to the respective Partnership Interests on such Partnership Record Date); and

      (2) second, to the extent there is Available Cash after payment of any preference in distribution under the foregoing clause (1), to the holders of Partnership Interests that are not entitled to any preference in distribution, pro rata to each class or series in accordance with the terms of such class or series (and within each class or series pro-rata in proportion to their respective Percentage Interests on such Partnership Record Date).

      Unless otherwise specifically agreed to by the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly or shorter period in respect of which distribution is made shall be prorated based on the portion of the period that such Units were outstanding. Notwithstanding anything to the contrary contained herein, in no event shall a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been exchanged or redeemed.

      The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to distribute Available Cash (a) to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated and (b) to the Company in amounts sufficient to enable the Company to pay shareholder dividends that will (1) satisfy the requirements for qualifying or reelecting as a REIT under the Code and Regulations and (2) avoid any federal income or excise tax liability for the Company. Unless otherwise expressly provided for herein or in an agreement at the time a new class or series of Partnership Interests is created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.

      Section 5.2 Amounts Withheld

      All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

      Section 5.3 Distributions upon Liquidation

      Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

      Section 5.4 Revisions to Reflect Issuance of Additional Partnership Interests

      In the event that the Partnership issues additional Partnership Interests to the Company or any Additional Limited Partner pursuant to Article 4, the General Partner shall, subject to Section 14.1.C, make such revisions to this
Article 5 as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, duties or powers with respect thereto.

                                    ARTICLE 6
                                   ALLOCATIONS

      Section 6.1 Allocations for Capital Account Purposes

      For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

      A. Net Income. After giving effect to the special allocations set forth in
Section I of Exhibit C, Net Income shall be allocated (i) first, to the General Partner until the cumulative Net Income allocated pursuant to this clause (i) of
Section 6.1.A equals the aggregate Net Loss previously allocated to the General Partner pursuant to clause (6) of Section 6.1.B; (ii) second, to the Limited Partners listed on the recourse debt level schedule attached hereto as Exhibit E in proportion to their share of the Net Loss previously allocated pursuant to clause (5) of Section 6.1.B until the cumulative Net Income allocated to them pursuant to this clause (ii) in Section 6.1.A equals the aggregate amount of such previous Net Loss allocations; (iii) third, to the General Partner to the extent that Net Loss previously allocated to the General Partner pursuant to clause (4) of Section 6.1.B exceeds Net Income previously allocated to the General Partners pursuant to this clause (iii) of Section 6.1.A, (iv) fourth, to the holders of any class or series of Partnership Interests that are entitled to a preference upon liquidation, in the order of the priorities of each such class or series (and, within such class or series, in proportion to their share of the Net Loss previously allocated pursuant to clause (3) of Section 6.1.B.), until the cumulative Net Income allocated to such holders pursuant to this clause (iv) in Section 6.1.A. equals the aggregate amount of previous Net Loss allocated pursuant to clause (3) of Section 6.1.B.; (v) fifth, to the holders of any class or series of Partnership Interests that are entitled to any preference in periodic distributions of Available Cash under Section 5.1 in accordance with the rights of any such class or series until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (v) of Section 6.1.A., Net Income equal to the amount of distributions received in respect of such preference (and within such class or series, pro rata in proportion to the respective Percentage Interests in such class or series as of the last day of the period for which such allocation is being made); and (vi) thereafter, Net Income shall be allocated to the classes and series of Partnership Interests that are not entitled to any preference in periodic distributions of Available Cash under Section 5.1, pro rata to each such class or series in accordance with the terms of such class or series (and within each such class or series pro rata in proportion to the respective Percentage Interests of each Partner in such class or series as of the last day for which such allocation is being made).

      B. Net Loss. After giving effect to the special allocations set forth in
Section I of Exhibit C, Net Loss shall be allocated to the Partners in the following order:

      (1) First, to the Partners, in proportion to their share of the Net Income previously allocated pursuant to clause (vi) of Section 6.1.A. until the cumulative Net Loss allocated to them pursuant to this clause (1) equals the aggregate amount of such previous Net Income allocations;

      (2) Second, with respect to classes or series of Partnership Interests that are not entitled to any preferences upon liquidation, pro rata to each such class or series in accordance with the terms of such class or series (and within such class or series, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Partner pursuant to this clause (2) of Section 6.1.B. to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or to increase an existing Adjusted Capital Account Deficit) at the end of such period;

      (3) Third, to the holders of any class or series of Partnership Interests that are entitled to a preference upon liquidation, in reverse order of the priorities of each such class of series (and within such class or series, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Loss shall not be allocated to any Partner pursuant to this clause (3) of
            Section 6.1.B. to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or to increase an existing Adjusted Capital Account Deficit) at the end of such period;

      (4) Fourth, to the General Partner until the General Partner's Adjusted Capital Account Deficit is equal to the excess, if any, of the aggregate recourse liabilities of the Partnership over the aggregate amount of recourse partnership debt set forth on the recourse debt level schedule attached hereto as Exhibit E, as appropriately amended from time to time (the "Recourse Debt Amount");

      (5) Fifth, to the Limited Partners listed on the recourse debt level schedule attached hereto as Exhibit E, in proportion to each such Limited Partner's Limited Partner Recourse Debt Percentage, until the sum of such Limited Partners' Adjusted Capital Account Deficits equals the Recourse Debt Amount; and

      (6)   Sixth, 100% to the General Partner.

      C. Terminating Capital Transactions. Upon the occurrence of a Terminating Capital Transaction or otherwise upon the commencement of a liquidation of the Partnership, after giving effect to the special allocations set forth in Section I of Exhibit C, Net Income or Net Loss shall be allocated among the Partners in accordance with Section 6.1.A. or 6.1.B., as the case may be;

provided, however, that holders of any class or series of Partnership Interests that are entitled to a preference upon liquidation shall be specially allocated Net Income or Net Loss (or, if necessary, items of income, gain, loss or deduction) until their Adjusted Capital Accounts equal the amounts of their liquidation preference, in accordance with the terms of such class or series, to be distributed under clause (4) of Section 13.2.A. (before giving effect to such distribution).

      D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Section 6.1.C. and Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      Section 6.2 Revisions to Allocations to Reflect Issuance of Additional Partnership Interests

      In the event that the Partnership issues additional Partnership Interests to the General Partner, or any Additional Limited Partner pursuant to Article 4, the General Partner shall, subject to Section 14.1.C, make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes or series of Partnership Interests.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1 Management

      A. Powers of the General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without good cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act or other applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

      (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the Company to maintain or reelect REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class or series of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

      (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3);

      (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

      (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

      (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General

            Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

      (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

      (8) holding, managing, investing and reinvesting cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

      (9) the collection and receipt of revenues and income of the Partnership;

      (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

      (11) the maintenance of such insurance for the benefit of the Partnership, the Partners and directors and officers thereof as it deems necessary or appropriate;

      (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as the General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

      (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

      (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

      (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

      (16) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

      (17) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

      (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

      (19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

      (20) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deed of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

      (21) the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4;

      (22) the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries;

      (23) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6; and

      (24)  an election to dissolve the Partnership pursuant to Section 13.1.

      B. No Approval by Limited Partners. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      C. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon the liquidation of the Partnership pursuant to Section 13.2.

      D. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitee hereunder, (iii) liability insurance for the directors and officers of the Company, and (iv) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

      E. No Obligation to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances, as a result of any tax liability incurred (or tax benefit not derived) by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3, which action (or inaction) is not in violation of any other provision of this Agreement. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Company and the Company's stockholders collectively. In the event of a conflict between the interests of the stockholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners.

      Section 7.2 Certificate of Limited Partnership

      The General Partner shall file, simultaneously herewith, the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

      Section 7.3 Restrictions on General Partner Authority

      The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company), or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

      Section 7.4 Reimbursement of the General Partner and the Company; DRIP's and Repurchase Programs

      A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

      B. Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Partnership, (ii) expenses related to the operations of the Company and the management and administration of any Subsidiaries of the Company or the Partnership or Affiliates of the Partnership, (iii) compensation of the Company's officers and employees including, without limitation, payments under the General Partner's Stock Incentive Plans that provides for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of REIT Shares, (iv) director fees and expenses and (v) all costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders); provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Reimbursements hereunder shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 and shall be treated as "guaranteed payments" within the meaning of Section 707(c) of the Code. To the extent practicable, partnership expenses shall be billed directly to and paid by the Partnership.

      C. Issuance of Partnership Interests or Debt. The Partnership also shall be responsible for and shall pay all expenses relating to any issuance of additional Partnership Interests, Debt of the Partnership or the Company or rights, options, warrants or convertible or exchangeable securities pursuant to
Article 4 (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation relating to any of the foregoing), and the General Partner shall be properly reimbursed to the extent it incurs any such expenses on behalf of the Partnership.

      D. Purchases of REIT Shares by the Company. In the event that the Company shall elect to purchase from its shareholders REIT Shares in connection with a share repurchase or similar program or for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment or stock purchase program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of REIT Shares for Units pursuant to
Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such REIT Shares, the Company, as General Partner, shall cause the Partnership to redeem a number of Partnership Units held by the Company, as a Limited Partner, equal to the product obtained by dividing the number of such REIT Shares by the Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

      Section 7.5 Outside Activities of the General Partner

      The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

      Section 7.6 Contracts with Affiliates

      A. Contribution. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      B. Asset Transfers. Except as provided in Section 7.5, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

      C. Standards. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer, convey any property to, purchase any property from, or enter into another transaction with, the Partnership, the Company or the Company's Subsidiaries, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

      D. Stock Option Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any Subsidiaries of the Partnership.

      E. Conflict Avoidance Agreement. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

      Section 7.7 Indemnification

      A. General. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgements, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section
7.7 shall be treated as "guaranteed payments" within the meaning of Section 707(c) of the Code.

      B. Advancement of Expenses. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

      C. No Limitation of Rights. The indemnification provided by this Section
7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

      D. Insurance. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and other such Person as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on any Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

      F. No Personal Liability of Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, notification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.8 Liability of the General Partner

      A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

      B. No Obligation to Consider Separate Interests of Limited Partners. The Limited Partners expressly acknowledge that, as stated in Section 7.1.E, the General Partner is acting on behalf of the Partnership and the shareholders of the Company collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

      C. Actions by Agent. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      D. Effect of Amendment. Any amendment, modification or repeal of this
Section 7.8 or any provisions hereof shall be prospective only and shall not in any way affect the limitations of the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this
Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.9 Other Matters Concerning the General Partner

      A. Reliance on Documents. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. Reliance on Professional Consultants. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. Actions Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

      D. Action to Maintain REIT Status or Avoid Taxation of Company. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT; or (ii) to avoid the Company incurring any taxes under Section 857 or
Section 4981 of the Code (including, without limitation, the granting of a loan or advance from the Partnership to the Company); or (iii) to prevent classification of the Partnership as a taxable "association" under Section 7704 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      Section 7.10 Title to Partnership Assets

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable if failure to so vest such title would have a material adverse effect on the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11 Reliance by Third Parties

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1 Limitation of Liability

      The Limited Partners shall have no liability under this Agreement except is expressly provided in this Agreement, including Section 10.5, or under the Act.

      Section 8.2 Management of Business

      No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations and the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3 Outside Activities of Limited Partners

      Subject to any agreements entered into pursuant to Section 7.6.E and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or say such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

      Section 8.4 Return of Capital

      Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C, any Partnership Unit Designation or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

      Section 8.5 Rights of Limited Partners Relating to the Partnership

      A. General. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand (including a statement of the purpose of such demand) and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

      (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934;

      (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

      (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

      (4) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

      (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

      B. Notice of Conversion Factor and REIT Shares Amount. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and the REIT Shares Amount per Partnership Unit and, with reasonable detail, how the same was determined.

      C. Confidentiality. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

      Section 8.6 Redemption Right

      A. General. Subject to Sections 8.6.B and 8.6.C, at any time on or after the day following the first (1st) anniversary of date of issuance of a Partnership Unit to a Limited Partner pursuant to Article 4, or on or after such date prior to the expiration of such one-year period as the General Partner, in its sole and absolute discretion, designates with respect to any Units then outstanding, each Limited Partner (other than the Company) shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price per Unit equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.6.B. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

      B. Company Assumption of Right. Notwithstanding the provisions of Section 8.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Company shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.6.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.6.B, the Company shall not have any obligation to the Redeeming Partner of the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the Company shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section

8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner's Partnership Units to the Company. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

      C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.6.B (regardless of whether or not the Company would in fact exercise its rights under Section 8.6.B) would be prohibited under the Certificate of Incorporation of the Company.

      D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the Company that all Partnership Units delivered for redemption shall be delivered to the Company free and clear of all liens, and, notwithstanding anything contained herein to the contrary, the Company shall not be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partners further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Company, such Limited Partners shall assume and pay such transfer tax.

      E. Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2.A, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1 Records and Accounting

      The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

      Section 9.2 Fiscal Year

      The fiscal year of the Partnership shall be the calendar year.

      Section 9.3 Reports

      A. Annual Reports. As soon as practicable, but in no event later than the date on which the Company mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

      B. Quarterly Reports. If and to the extent that the Company mails quarterly reports to its shareholders, as soon as practicable, but in no event later that the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE 10
                                   TAX MATTERS

      Section 10.1 Preparation of Tax Returns

      The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

      Section 10.2 Tax Elections

      Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

      Section 10.3 Tax Matters Partner

      A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notices from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

      B. Powers. The tax matters partner is authorized, but not required:

      (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) filed a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

      (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

      (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

      (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

      (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

      The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

      C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging professional consultants to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

      Section 10.4 Organizational Expenses

      The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

      Section 10.5 Withholding

      Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, 1446 or 3406 of the Code. Furthermore, each Limited Partner agrees to provide the Partnership with correct and complete information, and duly authorized certifications or forms (e.g., IRS Forms W-8 or W-9), relating to withholding tax compliance or reporting, as the General Partner may request from time to time. Any amount paid on behalf of or with respect to a Limited Partner pursuant to this Section 10.5 shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitations in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or its successor, or, if the same is not longer published, another comparable publication selected by the General Partner in its sole and absolute discretion, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

      Section 11.1 Transfer

      A. Definition. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise. The term "transfer" when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the Company pursuant to Section 8.6. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner.

      B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

      Section 11.2 Transfer of the Company's General Partner Interest and Limited Partner Interest; Extraordinary Transactions

      A. General. The Company may not transfer any of its General Partner Interest or withdraw as General Partner, or transfer any of its Limited Partner Interest, or engage in an Extraordinary Transaction, except, in any such case,
(i) if such Extraordinary Transaction is, or such transfer or withdrawal is pursuant to an Extraordinary Transaction that is, permitted under Section 11.2.B or (ii) if Partners holding at least three-fourths of the then outstanding Partnership Common Units (other than Partnership Common Units held by the Company or its Affiliates) consent to such transfer or withdrawal or Extraordinary Transaction, or (iii) if such transfer is to an entity that is wholly-owned by the Company and is a Qualified REIT Subsidiary under Section 856(i) of the Code.

      B. Extraordinary Transactions. The General Partner is permitted to engage in the following Extraordinary Transactions without the approval or vote of the Limited Partners except as provided in Section 11.2.C:

            (i) an Extraordinary Transaction in connection with which all Limited Partners either will receive, or will have the right to elect to receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Extraordinary Transaction, provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its

                  Redemption Right (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; and

            (ii) a merger, or other combination of assets, with another entity if: (w) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by such General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (x) the Limited Partners own a percentage interest of the Surviving Partnership based an the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.E) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.E) immediately prior to the consummation of such transaction; (y) the rights preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B(i) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.E) and the REIT Shares.

      C. Partnership Vote. The General Partner shall not consummate any Extraordinary Transaction in connection with which it conducted a vote of its stockholders (a "Stockholder Vote") unless the General Partner also conducts a vote of the Partners of the Partnership (the "Partnership Vote") in which (i) the General Partner provides the Partners with advance notice equal in time to the advance notice given in the case of the Stockholder Vote, (ii) in connection with such advance notice the General Partner provides the Partners with written materials describing the proposed Extraordinary Transaction as well as the tax effect of the consummation thereof on the Limited Partners, (iii) in such vote of the Partners, the General Partner votes all Partnership Interests (General and Limited) held by it in proportion to the manner in which all outstanding Shares of capital stock of the General Partner were voted at the Stockholder Meeting (such votes to be "For," "Against," "Abstain" and "Not Present"), and
(iv) the total votes of the General and Limited Partners voted "For," "Against," "Abstain" and "Not Present" would be sufficient, if such vote were a vote by the Company of its stockholders, to approve the Extraordinary Transaction. For purposes of the Partnership Vote, each holder of a Partnership Interest shall be entitled to a number of votes equal to the total votes such holder would have been entitled to at the Stockholder Meeting had such holder presented its Partnership Interest for redemption and such Partnership Interest had been acquired by the Company for the REIT Shares Amount of REIT Shares prior to the record date therefor.

      D. Structure to Avoid Recognizing Gain. Without in any way limiting the exculpation from liability set forth in Section 7.1.D and 7.8.B, in connection with any transaction permitted by Section 11.2.B or Section 11.2.C, the General Partner shall use its commercially reasonable efforts to structure such Extraordinary Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes, by virtue of the occurrence of or their participation in such Extraordinary Transaction.

      E. Fair Market Value. In connection with any transaction permitted by
Section 11.2.B or 11.2.C, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

      Section 11.3 Limited Partners' Rights to Transfer

      A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, and 11.4, a Limited Partner (other then the Company) may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner provided that prior written notice of such proposed transfer is delivered to the General Partner.

      B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than these enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

      C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units unless it receives a written opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner that such transfer would not require filing of a registration statement under the Securities Act of 1933 or would not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units or, at the option of the Partnership, an opinion of counsel to the Partnership to the same effect.

      D. No Transfer Affecting Tax Status of Partnership or the Company. No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes, (ii) in the opinion of counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or would subject the Company to any additional taxes under Section 857 or
Section 4981 of the Code; (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" with the meaning of Section 7704 of the Code; (iv) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (v) such transfer would, in the opinion of counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.2-101; or (vi) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

      E. No Transfers to Holders of Nonrecourse Liabilities. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion.

      Section 11.4 Substituted Limited Partners

      A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner at its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

      B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of

Section 2.4) and such other documents or instruments as may be required to affect the admission.

      C. Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

      Section 11.5 Assignees

      If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Loss, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      Section 11.6 General Provisions

      A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

      B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this
Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

      C. Timing of Transfers. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

      D. Allocations. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section
8.6 on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or redemptions as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

      Section 12.1 Admission of Successor General Partner

      A successor to all of the General Partner Interest pursuant to Section
11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D.

      Section 12.2 Admission of Additional Limited Partners

      A. General. After the admission to the Partnership of the initial Limited Partner on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

      B. Consent of General Partner. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      C. Allocation to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations to Additional Limited Partners as it determines are necessary or appropriate. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

      Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

      For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1 Dissolution

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

      (i) the expiration of its term as provided in Section 2.5;

      (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

      (iii) until and including December 31, 2047, an election to dissolve the Partnership made by the General Partner with the consent of the Limited Partners who hold at least two-thirds (2/3) of the outstanding Partnership Common Units held by the Limited Partners (including Partnership Common Units held by the General Partner);

      (iv) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, after December 31, 2047;

      (v) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

      (vi) the sale of all, or substantially all of the assets and properties of the Partnership; or

      (vii) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable and order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency law as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

      Section 13.2 Winding Up

      A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock in the Company) shall be applied and distributed in the following order:

      (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

      (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

      (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

      (4) Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class of Partnership Interests (and within such class to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class represented by such holder's units of such class); and

      (5) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

      B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the

Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. Reserves. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

      (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

      (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

      Section 13.3 Compliance with Timing Requirements of Regulations

      In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

      If the General Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs) and has been allocated a Limited Partner Recourse Debt Percentage, each such Limited Partner shall be obligated to contribute cash to the capital of the Partnership in an amount equal to the lesser of (i) the amount required to increase its Capital Account as of such date to zero or (ii) such Limited Partner's Limited Partner Recourse Debt Percentage multiplied by the Recourse Debt Amount. Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Limited Partner to the capital of the Partnership shall, upon the liquidation of the Partnership under Article 13, be paid only to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in Section 13.2), and shall not be distributed to the other Partners then having positive balances in their respective Capital Accounts.

      After the death of a Limited Partner, the executor of the estate of such Limited Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Limited Partner pursuant to this Section 13.3. Such elections may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Limited Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in his Capital Account is negative at such time), then such Limited Partner's estate (and the beneficiaries thereof who receive distribution of Partnership Interests therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section
13.3. Any Limited Partner which is itself a partnership may likewise elect, after the date of its respective partner's death, to reduce (or eliminate) its deficit Capital Account restoration obligation pursuant to Section 13.3 by delivering a similar written notice to the General Partner within the time period specified herein. Any such partnership that does not make any such timely election shall similarly be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 13.3.

      Section 13.4 Rights of Limited Partners

      Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

      Section 13.5 Notice of Dissolution

      In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

      Section 13.6 Termination of Partnership and Cancellation of Certificate of Limited Partnership

      Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions may be necessary to terminate the Partnership shall be taken.

      Section 13.7 Reasonable Time for Winding-Up

      A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

      Section 13.8 Waiver of Partition

      Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1 Amendments

      A. General. Amendments to this Agreement may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 7.3, 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the then outstanding Partnership Common Units (including

Partnership Common Units held by the Company); provided that an action shall become effective at such time as the requisite consents are received even if prior to such specified time.

      B. Amendments Not Requiring Limited Partner Approval. Notwithstanding
Section 14.1.A and without limitation to the rights of the General Partner pursuant to Sections 7.3, 14.1.C or 14.1.D, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

      (1) to add to the obligation of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

      (2) to reflect the admission, substitution, termination, or withdrawal or Partners in accordance with this Agreement;

      (3) to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A;

      (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provisions in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

      (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners.

      C. Amendments Requiring Limited Partner Approval. Notwithstanding Section 14.1.A and Section 14.1.B, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest;
(ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner (other than as a result of the issuance of Partnership Interests) to receive distributions pursuant to
Article 5 or Article 13 or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3)); (iv) alter or modify the Redemption Right Cash Amount or REIT Shares Amount as set forth in Section
8.6 and 11.2.B, and the related definitions, in a manner adverse to such Partner; (v) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1; or (vi) amend this Section 14.1.C.

      D. Other Amendments Requiring Limited Partner Approval. Notwithstanding
Section 14.1.A or Section 14.1.B, the General Partner shall not (except in connection with amendments made to reflect the issuance of additional Partnership Interests and the relative rights, powers and duties incident thereto) amend Sections 4.2.A, 7.5, 7.6, 11.2, or 14.2 without the Consent of Partners holding a majority of the then outstanding Partnership Common Units, excluding Partnership Common Units held by the Company.

      E. Amendment of Exhibit A. Notwithstanding anything in this Article 14 or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

      Section 14.2 Meetings of the Partners

      A. General. Meetings of the Partners may be called only by the General Partner. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the then outstanding Partnership Common Units (including Partnership Common Units held by the Company) shall control.

      B. Actions Without Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding a majority of the then outstanding Partnership Common Units (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Partners holding a majority of the then outstanding Partnership Common Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

      C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of twelve (12) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

      D. Conduct. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the Company and may be held at the same time, and as part of, meetings of the shareholders of the Company.

                                   ARTICLE 15
                                   PROVISIONS

      Section 15.1 Addresses and Notice

      Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

      Section 15.2 Titles and Captions

      All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 Pronouns and Plurals

      Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 Further Action

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 Binding Effect

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 Creditors; Other Third Parties

      Other then as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

      Section 15.7 Waiver

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.8 Counterparts

      This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the patties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.9 Applicable Law

      This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.10 Invalidity of Provisions

      If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law, and any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

      Section 15.11 Entire Agreement

      This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

      Section 15.12 No Rights as Shareholders

      Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the Company, including without limitation, any right to receive dividends or other distributions made to shareholders of the Company or to vote or to consent or receive notice as shareholders in respect to any meeting of the shareholders for the election of directors of the Company or any other matter

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GENERAL PARTNER

                                    CORNERSTONE PROPERTIES INC.


                                    By: /s/ John S. Moody
                                        ---------------------------------
                                        John S. Moody
                                        President and
                                        Chief Executive Officer

                                    By: /s/ Thomas P. Loftus
                                        ---------------------------------
                                        Thomas P. Loftus
                                        Vice President and Secretary

                         LIMITED PARTNER SIGNATURE PAGE

      The undersigned, desiring to become one of the named Limited Partners of Cornerstone Properties Limited Partnership, hereby becomes a party to the Agreement of Limited Partnership of Cornerstone Properties Limited Partnership by and among Cornerstone Properties Inc. and such Limited Partners, dated as of December 23, 1997. The Undersigned agrees that this signature page may be attached to any counterpart of said Agreement of Limited Partnership.

      Signature line for Limited Partner:      CORNERSTONE PROPERTIES INC.
                                               By /s/ John S. Moody
                                                  ------------------------------
                                                  John S. Moody
                                                  President and
                                                  Chief Executive Officer

                                               By /s/ Thomas P. Loftus
                                                  ------------------------------
                                                  Thomas P. Loftus
                                                  Vice President and Secretary

      Address of Limited Partner:          c/o Cornerstone Properties Inc.
                                               Tower 56
                                               126 East 56th Street
                                               New York, New York 10022

                         LIMITED PARTNER SIGNATURE PAGE

      The undersigned, desiring to become one of the named Limited Partners of Cornerstone Properties Limited Partnership, hereby becomes a party to the Agreement of Limited Partnership of Cornerstone Properties Limited Partnership by and among Cornerstone Properties Inc. and such Limited Partners, dated as of December 23, 1997. The Undersigned agrees that this signature page may be attached to any counterpart of said Agreement of Limited Partnership.

      Signature line for Limited Partner:      CORPRO REAL ESTATE
                                               MANAGEMENT, INC.
                                               By /s/ John S. Moody
                                                  ------------------------------
                                                  John S. Moody
                                                  President and
                                                  Chief Executive Officer

                                               By /s/ Thomas P. Loftus
                                                  ------------------------------
                                                  Thomas P. Loftus
                                                  Vice President and Secretary


      Address of Limited Partner:          c/o Cornerstone Properties Inc.
                                               Tower 56
                                               126 East 56th Street
                                               New York, New York 10022

                                    Exhibit A

                Partners Contributions and Partnership Interests

                                    Exhibit B

                           Capital Account Maintenance

1.    Capital Accounts of the Partners

      A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section l.B hereof and allocated to such Partner pursuant to Section 6.1.A of this Agreement and Exhibit C, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

      B. For purposes of computing the amount of any item of income, gain, deduction at loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

      (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

      (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

      (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

      (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

      (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

      C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

      D.    (1)   Consistent with the provisions of Regulations Section
                  1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2) hereof, the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

            (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimus Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimus amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section l.704-1(b)(2)(ii)(g) provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

            (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

            (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

      E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify either (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed, or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, then the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that arc necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

      2. No Interest

      No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

      3. No Withdrawal

      No Partner shall be entitled to withdraw any part of such Partner's Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of this Agreement.

                                    Exhibit C

                            Special Allocation Rules

1.    Special Allocation Rules

      Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

      A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of Partner Minimum Gain during such Partnership taxable year.

      B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this Exhibit C (except
Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B., each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

      C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
and after giving effect to the allocations required under Sections 1.A and 1.B hereof such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

      D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

      E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

      F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

      G. Curative Allocations. The allocations set forth in Section 1.A through 1.F hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), -2(e) or -2(i).

2.    Allocations for Tax Purposes

      A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 hereof.

      B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

      (1)   (a)   In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

            (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
                  Section 1 hereof.

      (2)   (a)   In the case of an Adjusted Property, such items shall

                  (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

                  (2) second, in the event each property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) hereof; and

            (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1. of the Agreement and
                  Section 1 hereof.

            (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 hereof.

      C. To the extent that the Treasury Regulations promulgated pursuant to
Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                    Exhibit D

                              Notice of Redemption

      The undersigned Limited Partner hereby irrevocably (i) redeems _________ Limited Partnership Units in Cornerstone Properties Limited Partnership in accordance with the terms of the Agreement of Limited Partnership of Cornerstone Properties Limited Partnership and the Redemption Right referred to therein;
(ii) surrenders such Limited Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Limited Partnership Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power and authority to redeem and surrender such Limited Partnership Units as provided herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.


Dated:________________________

Name of Limited Partner:___________________________________
                                      Please Print


                                            ____________________________________
                                            (Signature of Limited Partner)


                                            ____________________________________
                                            (Street Address)


                                            ____________________________________
                                            (City)       (State)      (Zip Code)

                                            Signature Guaranteed by:


                                            ____________________________________

If REIT Shares are to be issued, issue to:


Name:__________________________________


Please insert social security or identifying number:__________

                                    EXHIBIT E

                          Recourse Debt Level Schedule

                                   Recourse Debt               Recourse Debt
Name of Limited Partner              Percentage                    Amount
-----------------------       -----------------------     ----------------------
                              NONE

                                                          Total_________________

                                    EXHIBIT F

          PARTNERSHIP UNIT DESIGNATION OF CLASS A PARTNERSHIP PREFERRED
                                      UNITS

            1. Designation and Number. The designation for the class of Partnership Preferred Units authorized by this Partnership Units Designation shall be Class A 7% Cumulative Convertible Partnership Preferred Units (the "Class A Partnership Preferred Units"). The number of Class A Partnership Preferred Units shall be 3,030,303.

            2. Rank. For the purposes of this Partnership Unit Designation, any class or classes of Partnership Units in the Partnership shall be deemed to rank:

            (a) prior to the Class A Partnership Preferred Units, either as to distributions or upon liquidation, dissolution or winding up, or both, if the holders of Partnership Units of such class or classes shall be entitled by the terms thereof to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Class A Partnership Preferred Units;

            (b) on a parity with the Class A Partnership Preferred Units, either as to distributions or upon liquidation, dissolution or winding up, or both, whether or not the distribution payment dates, or redemption or liquidation prices per share thereof, be different from those of the Class A Partnership Preferred Units, if the holders of Partnership Units of such class or classes shall be entitled by the terms thereof to the receipt of distributions or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective distribution rates or liquidation prices, without preference or priority of one over the other as between the holders of such Partnership Units and the holders of Class A Partnership Preferred Units (the term "Parity Partnership Preferred Unit" being used to refer to any Partnership Unit on a parity with the Class A Partnership Preferred Units, either as to distributions or upon liquidation, dissolution or winding up, or both, as the context may require); and

            (c) junior to Class A Partnership Preferred Units, either as to distributions or upon liquidation, dissolution or winding up, or both, if such class shall be Class A Partnership Common Units or if the holders of the Class A Partnership Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or classes.

            3. Distributions. Pursuant to Section 5.1 of the Partnership Agreement, holders of Class A Partnership Preferred Units will be entitled to receive, out of Available Cash, cash distributions at the rate of 7% per annum on the $16.50 liquidation preference.

Distributions on the Class A Partnership Preferred Units will be payable annually on August 4 (the "distribution payment date"). Distributions on Class A Partnership Preferred Units will be cumulative from August 4, 1997. Distributions will be payable, in arrears, to holders of record of Class A Partnership Preferred Units as they appear on the books of the Partnership on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the General Partner. The amount of distributions payable for the initial distribution period or any period shorter or longer than a full distribution period shall be calculated on the basis of a 360-day year of twelve 30-day months. No distributions may be declared or paid or set apart for payment on any Parity Partnership Preferred Units with regard to the payment of distributions unless there shall also be or have been declared and paid or set apart for payment on the Class A Partnership Preferred Units like distributions for all distribution payment periods of the Class A Partnership Preferred Units ending on or before the distribution payment date of such Parity Partnership Preferred Units, ratably in proportion to the respective amounts of distributions (x) accumulated and unpaid or payable on such Class A Partnership Preferred Units on the one hand, and (y) accumulated and unpaid through the distribution payment period or periods of the Class A Partnership Preferred Units next preceding such distribution payment date, on the other hand.

            Except as set forth in the preceding sentence, unless full cumulative distributions on the Class A Partnership Preferred Units have been paid, no distributions may be paid or declared and set aside for payment or other distribution made upon the Class A Partnership Common Units or on any other Partnership Units ranking junior to or on a parity with the Class A Partnership Preferred Units as to distributions, nor any Class A Partnership Common Units or any other Partnership Units of the Partnership ranking junior to or on a parity with the Class A Partnership Preferred Units as to distributions may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any Units or other Partnership Interests); provided, however, that any moneys therefore deposited in any sinking fund with respect to any Partnership Preferred Unit of the Partnership in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Partnership Preferred Unit in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative distributions upon Class A Partnership Preferred Units outstanding to the last distribution payment date shall have been paid or declared and set apart for payment) by the Partnership; provided that any such junior Partnership Units or Parity Partnership Preferred Units or Partnership Common Units may be converted into or exchanged for Partnership Units of the Partnership ranking junior to the Class A Partnership Preferred Units as to distributions, and, provided, further, that any such Partnership Units or Parity Partnership Preferred Units or Partnership Common Units may be issued by the Partnership to the Company in connection with a purchase of the corresponding junior stock or Parity Preferred Stock or the Common Shares by the Company pursuant to Article 8 of the Articles of Incorporation to preserve the Company's status as a real estate trust.

            4. Allocations.

            Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Class A Partnership Preferred Units in accordance with Article VI of the Partnership Agreement.

            5. Liquidation Preference. The Class A Partnership Preferred Units shall rank, as to liquidation, dissolution or winding up of the Partnership, prior to Class A Partnership Common Units and any other class of Partnership Units of the Partnership ranking junior to Class A Partnership Preferred Units as to rights upon liquidation, dissolution or winding up of the Partnership, so that in the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, the holders of the Class A Partnership Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to holders of Partnership Units, whether from capital, surplus or earnings, before any distribution is made to holders of Class A Partnership Common Units or any other such junior Partnership Units, an amount equal to $16.50 per unit (the "Liquidation Preference" of a Class A Partnership Preferred Units) plus an amount equal to all distributions (whether or not earned or declared) accrued and accumulated and unpaid on the Class A Partnership Preferred Units to the date of final distribution. The holders of the Class A Partnership Preferred Units will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of Partnership Units of the Partnership ranking senior to the Class A Partnership Preferred Units as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such distributions, the holders of Class A Partnership Preferred Units will not be entitled to any further participation in any distribution of assets by the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Parity Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such units if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Partnership with or into any other partnership, limited liability company, corporation or any other entity, nor a merger of any other partnership, limited liability company, corporation or any other entity with or into the Partnership, nor a sale or transfer of all or any part of the Partnership assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Partnership.

            6. Conversion. If, at any time, any of the Class A Preferred Shares are converted into Common Shares, in whole or in part, then a number of Class A Partnership Preferred Units equal to (i) the number of Class A Preferred Shares so converted divided by (ii) the Conversion Factor for Class A Preferred Units then in effect shall automatically be converted into a number of Class A Partnership Common Units equal to (i) the number of Common Shares issued upon such conversion, divided by (ii) the Conversion Factor for Partnership Common Units then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

            7. Value. For purposes of the definition of Deemed Value of Partnership Interest, the Value on any date of the Class A Partnership Preferred Units shall be the greater of (i) the Value of a Common Share of the Company on such date, or (ii) the Liquidation Preference of such Class A Partnership Preferred Unit.

            8. Voting Rights. The holders of Class A Partnership Preferred Units shall have no voting rights whatsoever, except for (i) any voting rights to which they may be entitled under the laws of the State of Delaware, (ii) any voting rights the holders of Class A Preferred Shares are entitled under the laws of the State of Nevada, if applicable, and (iii) as follows:

            So long as any Class A Partnership Preferred Units remain outstanding, the consent of the holders of at least two-thirds of the Class A Partnership Preferred Units outstanding at the time and all other classes or series of Partnership Preferred Units upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) the issuance or increase of any class or series of
            Partnership Units ranking prior (as that term is defined in paragraph 2(a) hereof) to the Class A Partnership Preferred Units; or

                  (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Agreement, (including this Partnership Unit Designation or any provision hereof) that would materially and adversely affect any power, preference, or special right of the Class A Partnership Preferred Units or of the holders thereof;

            provided, however, that any increase in the number of Class A Partnership Common Units or Class A Partnership Preferred Units or any increase or decrease in the number of any class or series of Partnership Preferred Units or the creation and issuance of other classes or series of Partnership Common Units or Partnership Preferred Units, in each case ranking on a parity with or junior to the Class A Partnership Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.